MOJO REPUBLIK	MGR INT:______________________ Advertising/ Service Agreement 07/30/2008
SALES PERSON(S):______________________

PARTIES:
Pursuant to this agreement MOJOREPUBLIK.COM, which is owned by MojoRepublik, LLC and “Advertiser”, also known as Laced, of: 4040 Schiff Dr. Las Vegas 89103, Advertiser agrees to pay to MojoRepublik, LLC the amount of $400 each month for a total of three (3) months following the service of scope, fees, service terms and payment terms set within this agreement:

1.0 Service Scope:
Employ a 360° Brand-Awareness program, which includes:
-	Photo Gallery/ Photo Card Sponsorship (consumer-direct marketing)
-	Site Banner Advertising (product/brand placement, brand alignment)
-	Content Sponsorship (product/brand placement, brand alignment)
-	Event Sponsorship (consumer-direct marketing)

2.0 Fees:
ITEM/SERVICE	QTY	RATE/WK (13WKS)	RATE/WK (26WKS)	COST
Site Wide Skin		$1500.00	$1250.00
Right Column		$450.00	$340.00
SkyBox		$550.00	$415.00
Daily Mojo		$50.00	$35.00
Featured Article(s)		$100.00	$75.00
Featured Video Segment(s)		$500.00	$375.00
Newsletter Skin		$650.00	$500.00
Newsletter Center Banner		$350.00	$265.00
Newsletter Right Column		$450.00	$340.00
Photo Gallery Sponsorship (per Gallery)	1x13	$100.00	$75.00	1300
			Subtotal
Editorial Discount (30%)			Discount-
			Subtotal	1300
Tax			7.75	$-
Total				$0.00

CUST INT: SN

MOJO REPUBLIK	MGR INT:______________________ Advertising/ Service Agreement 07/25/2008

3.0 PAYMENT TERMS:

Based on a 13(  ) week agreement, starting the date of this signed agreement the weekly fees total, in four (4) week increments, the amount of $400 will be due-in-full at the start of service 08/25/08, and then the 1st of each month preceding the month which all services will be rendered to the advertiser. MOJOREPUBLIK.COM reserves the right to hold Advertiser and its authorized advertising agent jointly and severally liable for any and all amounts owed.

4.0 RIGHT TO REVUSE UNACCEPTABLE ADVERTISING:

MOJOREPUBLIK.COM reserves the right to refuse any advertisement sponsorship banner that does not completely conform to every detail, instruction, method, and guideline set in the Technical Specifications which can be found on the MOJOREPUBLIK.COM Web Site. MOJOREPUBLIK.COM reserves the right to refuse any advertisement graphic that does not arrive in seven days before the Advertiser would like the banner to be produced online. MOJOREPUBLIK.COM does not accept advertising from companies that produce or provide tobacco, alcohol, or pornographic products or services (which MOJOREPUBLIK.COM shall have complete discretion to define), or their subsidiaries, or foundations funded by such companies whose function is to improve acceptance of such products by the public. This Agreement is voidable by MOJOREPUBLIK.COM immediately if Advertiser fails to disclose (or conceals or misrepresents) and involvement with tobacco, alcohol, or pornographic products or services. In addition, MOJOREPUBLIK.COM may in its complete discretion refuse the use of any other advertising that it deems to be inappropriate.

5.0 TRUTH IN ADVERTISING/ INDEMNIFICATION FOR LIABILITY:

Advertiser is solely responsible for any legal liability arising out of or relating to (1) the Advertisement, and/or (2) any material to which users can link through the Advertisement. Advertiser represents and warrants that the Advertisement and Link comply with MOJOREPUBLIK.COM’s advertising standards; and that it holds the necessary rights to permit the use of the Advertisement and Link by MOJOREPUBLIK.COM for the purpose of this Agreement; and that the use, reproduction, distribution, or transmission, of the Advertisement will not violate any criminal laws or any rights of any third parties, including, but not limited to, such violations as infringement or misappropriation of any copyright, patent, trademark, trade secret, music, image, or other proprietary or property right, false advertising, unfair competition, defamation, invasion of privacy or rights of celebrity, violation of any antidiscrimination law or regulation, or any other right of any person or entity. Advertiser agrees to indemnify MOJOREPUBLIK.COM and to hold MOJOREPUBLIK.COM harmless from any and all liability, loss, damages, claims, or causes of action, including reasonable legal fees and expenses that may be incurred by MOJOREPUBLIK.COM, arising out of or related to Advertiser’s breach of any of the foregoing representations and warranties. Advertiser agrees to request that MOJOREPUBLIK.COM be listed as an additional insured on any policy issued to the Advertiser pursuant to which there could be coverage for any of the forms of legal liability described in this paragraph.

6.0 LIMITAION ON DAMAGES:

IN NO EVENT WILL MOJOREPUBLIK.COM BE LIABLE TO SPONSOR FOR ANY SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, AND WHETHER OR NOT MOJOREPUBLIK.COM HAS BEEN ADVISED OF THE POSSIBLITY OF SUCH DAMAGE.

7.0 ASSIGNMENT:

Advertiser may not assign this agreement, in whole or in part, without MOJOREPUBLIK.COM’s written consent. Any attempt to assign this Agreement without such consent will be null and void.

8.0 GOVERNING LAW:

This Agreement will be governed by and construed in accordance with the laws of the State of Nevada.

MOJO REPUBLIK	MGR INT:______________________ Advertising/ Service Agreement 07/30/2008

8.0 GOVERNING LAW:

This Agreement will be governed by and construed in accordance with the laws of the State of Nevada.

9.0 ENTIRE AGREEMENT:

This Agreement and any and all exhibits and attachments are the complete and exclusive agreement between the parties with respect to the subject matter hereof, superseding and replacing any and all prior agreements, communications, and understandings (both written and oral) regarding such subject matter, provided that all pricing will be governed by MOJOREPUBLIK.COM’s Pricing Information, whether printed on paper or electronically. The terms and conditions of this Agreement will prevail over any contrary or inconsistent terms in any purchase order. This Agreement may only be modified, or any rights under if waived, by a written document executed by both parties.

ADVERTISING ORDER INSERTION FORM

Company Name: Laced LV, Inc.
Billing Address: 3990 Schiff Drive
City, State: Las Vegas, NV 89103
Zip Code, Country: 89103
Advertising Contact Name: Stas Newdel
Advertising Contact Phone Number:702-588-3386
Advertising Contact Fax Number: 702-968-5138
Advertising Contact Email:stas@newdel.net
Billing Contact Name:
Billing Contact Phone Number: SAME AS ABOVE
Billing Contact Fax Number:
Billing Contact Email:
Start Date:
URL to Link to: laced-lv.com
Credit/Debit Card (Guarantee): VISA  MC  AMEX  Card#:_____-_____-_____-_____ Last 3#______.

ACCEPTANCE OF THIS AGREEMENT AS OUTLINED ABOVE:

__________________________________/________________________________/_________________
MOJOREPUBLIK.COM, Signature            Name                                                        Date

__________________________________/Stas Newdel/7/31/08
Authorized Advertiser Representative          Name                 Date

Please email all advertising graphics to info@mojorepublik.com.

Upon completion of this Agreement and insertion Order, please sign and fax to 702-932-0914. If you have any questions, please contact us by email at info@mojorepublik.com, or by phone at (866) 646-8168

CUST INT:________________